Exhibit 99.B(i)

Law Offices of

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, California 94111

Telephone (415) 856-7000

Facsimile (415) 856-7100

www.paulhastings.com

April 30, 2019

Firsthand Funds
150 Almaden Boulevard, Suite 1250
San Jose, California  95113

Re:                             Firsthand Funds (the “Registrant”) —

File Nos. 33-73832 and 811-08268

Ladies and Gentlemen:

We are counsel to the Registrant, and have reviewed the enclosed Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A (the “Amendment”) which is being filed pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended.

The purpose of this Amendment is to update certain financial and other information and reflect various other non-material changes.

We hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

We also hereby consent to the inclusion of our law firm’s name as legal counsel to the Registrant, as shown in Post-Effective Amendment No. 58 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

of Paul Hastings LLP